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                                                                   Exhibit 23.5

                                     CONSENT

            I, Steven M. Berzin, hereby consent to serve as a director of Carey Diversified LLC.



                                          /s/ Steven M. Berzin
                                          --------------------------------------
                                          Steven M. Berzin